Exhibit 99(b)

                       MAINSTREET BANKGROUP INCORPORATED
                    THE FIRST NATIONAL BANK OF CLIFTON FORGE

                              CASH OPTION ELECTION
                                      AND
                             LETTER OF TRANSMITTAL

        IMPORTANT: TO BE EFFECTIVE, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE FIRST NATIONAL BANK OF CLIFTON FORGE NO LATER THAN 10:00 A.M. ON ___________, 1996 (THE "ELECTION DEADLINE"), TOGETHER WITH CERTIFICATE(S) REPRESENTING SHARES OF THE FIRST NATIONAL BANK OF CLIFTON FORGE COMMON STOCK TO WHICH THIS CASH OPTION ELECTION AND LETTER OF TRANSMITTAL RELATES.

To The First National Bank of Clifton Forge
511 Main Street
Clifton Forge, Virginia  24422

Gentlemen:

        On ____________, 1996 at a Special Meeting of Shareholders (the "Special Meeting") of The First National Bank of Clifton Forge, shareholders will consider an Agreement and Plan of Reorganization (the "Agreement") dated as of April 17, 1996 among MainStreet BankGroup Incorporated ("BankGroup"), CF Acquisition Subsidiary, N.A. and The First National Bank of Clifton Forge ("Bank"). The Agreement provides for the merger of Bank into CF Acquisition Subsidiary, N.A. (the "Bank Merger") and the conversion of Bank Common Stock into BankGroup Common Stock or, at the election of the Bank shareholder, cash. Bank Common Stock is being valued at $83.20 per share in the Bank Merger.

        The Agreement requires Bank shareholders who elect to exchange all, and not less than all, of their shares of Bank Common Stock in the Bank Merger for cash to make such election prior to the Special Meeting. Certificates for the shares being exchanged for cash must be submitted to Bank at or prior to the Special Meeting. Such certificates are enclosed with this letter. Failure to return this Cash Option Election Form by the Election Deadline will result in the conversion of all shares of Bank Common Stock into BankGroup Common Stock, except fractional shares settled for cash and Dissenting Shares.

        I elect to exchange the number of shares of Bank Common Stock designated below, which constitute all of the Bank shares that I own, for $83.20 cash per share (subject to all applicable withholding taxes). I enclose the certificates for such shares.

        I understand that the total number of shares of Bank Common Stock that may be exchanged for cash is limited as described in the Agreement. Because the number of shares exchanged for cash may not exceed 9.9% of the outstanding shares of Bank Common Stock, the extent to which the cash elections will be accommodated will depend on the number of holders of shares of Bank Common Stock who elect to receive cash. If the aggregate of the Dissenting Shares, fractional shares settled for cash and shares with respect to which a cash election is made exceeds 9.9% of the outstanding shares of Bank Common Stock, I understand shares submitted for cash purchase will be chosen by lot to accommodate the "pooling of interests" accounting requirement that a shareholder who chooses the cash election must have ALL of his or her shares purchased for cash. Shareholders who submit their shares for cash purchase but are not chosen in the lottery will have their shares exchanged for BankGroup Common Stock (plus cash in lieu of fractional shares)."


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        I understand that if the Bank Merger is approved by Bank shareholders, this election to receive cash is irrevocable. Bank will retain the certificates for shares submitted for cash purchase in escrow until either termination of the Agreement, upon which Bank promptly will return such certificates, or the Effective Time of the Bank Merger, when Registrar and Transfer Company, as exchange agent (the "Exchange Agent"), will exchange such certificates for cash.

DESCRIPTION OF SHARES OF BANK COMMON STOCK SUBMITTED FOR CASH


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Name and Address of Registered Holder(s)                         Certificate(s) Enclosed
            (Kindly note address changes)                      (Attach list if necessary)

- -----------------------------------------------------------------------------------------------------
                                                                                     Nos. of
                                                      Certificate #                  Shares
- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

        I (We) have, and at the Effective Time of the Bank Merger will have, full power and authority to sell the shares represented by the certificate(s) submitted. I (We) certify that the information provided on this form is true, and that when such shares are accepted for cash exchange by BankGroup will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, changes and not subject to any adverse claim. I (we) am not subject to backup withholding due to notified payee underreporting. It is understood that this Election is subject to the terms, conditions and limitations set forth in the Agreement, the Proxy Statement/Prospectus and this Cash Option Election and Letter of Transmittal. HOLDERS OF BANK COMMON STOCK SHOULD CONSULT THEIR OWN ADVISORS AS TO THE TAX CONSEQUENCES OF MAKING THIS CASH ELECTION. The undersigned, upon request, will execute and deliver any additional documents necessary or desirable to complete the exchange of shares for cash under the Agreement. The undersigned hereby constitutes and appoints the Exchange Agent as his, her or its true and lawful agent and attorney-in-fact to effect such surrender of the shares and, if necessary under the Agreement, to transfer the shares on the books of Bank. The undersigned represents that he, she or it has read and agreed to all of the terms and conditions set forth herein and in the Proxy Statement/Prospectus. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of the undersigned, and each of them, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. In no event will Bank, the Exchange Agent or BankGroup be liable to a holder of shares of Bank Common Stock for any BankGroup Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                               SIGN HERE:               DATE HERE:

Please insert your Social      _________________        ___________, 1996
Security or other tax
identifying number below       _________________
                               (Signature(s) of
                               Registered Owner(s))
                               Please sign exactly as
                               name appears
                               on stock certificate(s).
                               See Instruction 2.


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SPECIAL INSTRUCTIONS

Fill in only if MAILING is to be made other than in the name or to the address specified above.

           Special Mailing Instructions

                     Mail To:
Name
- ----------------------------------------------
                   (Type or print)

- ----------------------------------------------


Address
        --------------------------------------
           (Number)     (Street)

- ----------------------------------------------
    (City)               (State)         (Zip)

- ----------------------------------------------



Fill in only if PAYMENT is to be made other than in the name(s) specified above.


           Special Payment Instructions

                  Issue Check To:

Name
    -----------------------------------------
              (Type or print)

Address
        -------------------------------------


- ---------------------------------------------

Social Security or Taxpayer
Identification Number
                      -----------------------


- ---------------------------------------------


- ---------------------------------------------

                                   IMPORTANT TAX INFORMATION

PURPOSE OF FORM

        Use this form to report the Taxpayer Identification Number of the record owner of the account to the payer.

        Under Federal income tax laws, payers (i.e., BankGroup) must generally withhold 31% of taxable interest, dividend, and certain other payments if you fail to furnish payers with the correct Taxpayer Identification Number (this is referred to as backup withholding).

        To prevent backup withholding on these payments, be sure to notify the payer of the correct Taxpayer Identification Number. You must use this form to certify that the Taxpayer Identification Number you are giving to the payer is correct and that you are not subject to backup withholding.

WHAT NUMBER TO GIVE THE PAYER

        Give the payer the Social Security number or employer identification number of the record owner of the account. If the account belongs to you as an individual, give your Social Security number. If the account is in more than one name or is not in the name of the actual owner, give the Social Security number as follows:

        TYPE OF ACCOUNT                         SOCIAL SECURITY NUMBER OF:

- -       Two or more individuals                 The actual owner of the account,
        including husband and wife              or if combined funds, any one
        (joint account)                         of the individuals

- -       Custodian account of minor              The minor

        (Uniform Gift to Minors Act)

- -       Adult and minor (joint account)         The adult, or if the minor is
                                                the only contributor, the minor

- -       Account in the name of a guardian       The ward, minor or incompetent
        or committee for a designated           person
        ward, minor, or incompetent


- --------------------------------------------------------------------------------
SUBSTITUTE FORM W-9

     Under penalties of perjury, I certify (i) that the number shown below is my correct Taxpayer Identification Number and (ii) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (Note: You must strike out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because of underreporting interest or dividends on your tax returns.)

Tax Identification or                              (X)
Social Security Number:                            Signature

                                                   Date:               , 199__

- -------------------------------------------------------------------------------


INSTRUCTIONS FOR SUBMITTING CERTIFICATES OF BANK COMMON STOCK

1. GENERAL. This form must be filled in, dated and signed, and accompanied by your certificate or certificates for shares of Bank Common Stock prior to the Election Deadline. Proper delivery is at risk of the owner. If sent by mail, registered mail is suggested. Mail or deliver to: The First National Bank of Clifton Forge, 511 Main Street, Clifton Forge, Virginia, 24422.

2. SIGNATURES. The signature (or signatures in the case of certificates owned by two or more joint holders) on the Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificates.

If the certificate(s) transmitted hereby is registered in the name of two or more joint holders, all such holders must sign the Letter of Transmittal.

If surrendered certificates are registered in different ways on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such certificates.

If the Letter of Transmittal is signed by a person other than the record holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed by the record holder(s) in the name(s) that appears on the certificate(s) and the signature(s) must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc., or a United States commercial bank or trust company.

3. FIDUCIARIES AND REPRESENTATIVES. If a Letter of Transmittal, an endorsement or a certificate or a stock power is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person in any representative or fiduciary capacity, the person signing, unless such person is the record holder of the shares, must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal.

        The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the National Association of Securities Dealers or is a commercial bank or trust company in the United States.

4. TIME IN WHICH TO SUBMIT CERTIFICATES. Certificate(s) for Bank Common Stock must be submitted prior to Bank's Special Meeting of Shareholders on ____________, 1996 at 10:00 a.m. See "The Bank Merger -- Cash
Election; Election Procedures" in the Proxy Statement/Prospectus.

5. SPECIAL PAYMENT REQUIRED. If a request is made that the check be made payable to other than the person or entity whose name is specified above, the person requesting the issuance of such check must first remit to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

6. LOST CERTIFICATES. If any certificate representing shares of Bank Common Stock has been lost, stolen or destroyed, the stockholder should immediately contact Bank at the telephone number set forth below. This Cash Option Election cannot be processed until such certificates have been replaced.

7. DETERMINATION OF QUESTIONS. All questions with respect to this Cash Option Election and Letter of Transmittal will be determined by the Exchange Agent, whose determination shall be conclusive and binding. The Exchange Agent shall have the exclusive right to reject any and all Cash Option Elections and Letters of Transmittal not in proper form or to waive any irregularities in any such Form, although it does not represent that it will do so.

QUESTIONS AND REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO BANK AT ______________.